UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement and Related Transactions

On January 27, 2026 (the “Effective Date”), SunPower Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning given to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the SEPA, the Investor will advance to the Company, subject to the satisfaction of certain conditions set forth in the SEPA, up to $20 million principal amount (the “Pre-Paid Advances”), which will be evidenced by convertible promissory notes (the “Promissory Notes”), in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on January 27, 2027, which may be extended at the option of the Investor.

The Promissory Notes are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a conversion price equal to the lower of (i) a price per share equal to 125% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day prior to the issuance date of each Promissory Note, or (ii) 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, subject to adjustment from time to time in accordance with the terms contained in the Promissory Notes).

The first tranche of the Pre-Paid Advance was disbursed on January 27, 2026 in the principal amount of $1.9 million. Subject to the conditions set forth in the SEPA, a second tranche of the Pre-Paid Advance in a principal amount of up to $18.1 million may be advanced on the second trading day after the initial registration statement relating to the resale of the shares of the Company’s Common Stock issuable upon conversion of the Promissory Notes first becomes effective.

At the closing of each tranche of the Pre-Paid Advances, the Investor will advance to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 10% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due.

Pursuant to the SEPA, and upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including the registration of shares of Common Stock issuable pursuant to the SEPA for resale, the Company will have the right, from time to time, until January 27, 2029 (unless the SEPA is terminated earlier), to require the Investor to purchase up to $25 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, by delivering written notice to the Investor (an “Advance Notice”).

If there is no balance outstanding under the Promissory Notes, the Company may, in its sole discretion, select the amount of the Advance that it desires to issue and sell to the Investor in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of our common stock on the Nasdaq for the five consecutive trading days immediately preceding the delivery of an Advance Notice (the “Maximum Advance Amount”). If there is a balance outstanding under the Promissory Notes, we may only submit an Advance Notice (i) if an Amortization Event (as defined in the Promissory Notes) has occurred and our obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to us from such Advances (the “Advance Proceeds”) will be paid by the Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes. Pursuant to an Advance Notice, the shares will be issued and sold to the Investor at a per share price equal to, at our election as specified in the relevant Advance Notice: (i) 96% of the market price for any period beginning at such time that the Company of receives confirmation of receipt of such Advance Notice by the Investor and ending on 4:00 p.m. Eastern Time on the date of the applicable Advance Notice, or (ii) 97% of the market price for the three consecutive trading days commencing on the day such Advance Notice is deemed delivered pursuant to the terms of the SEPA.

The Company paid the Investor a structuring and due diligence fee of $50,000 and agreed to issued to the investor 175,000 shares of Common Stock within three days of the Effective Date, as a commitment fee (the “Commitment Shares”).

Under the applicable Nasdaq listing rules and pursuant to the SEPA, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 22,381,878 shares of Common Stock (the “Exchange Cap”), which is approximately 19.99% of the shares of Common Stock outstanding immediately prior to the Effective Date, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap.

In addition, the Company may not issue or sell any shares of Common Stock to the Investor under the SEPA or under the Promissory Notes, which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

The SEPA will automatically terminate on the earliest to occur of (i) January 27, 2029 or (ii) the date on which the Investor has purchased from the Company under the SEPA the Commitment Amount in full. The Company may terminate the SEPA at any time upon five trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices under which the Company is yet to issue Common Stock, there are no amounts outstanding under the Promissory Notes, and provided that the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or the Investor other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

In connection with the SEPA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the Promissory Notes, the Commitment Shares and, if applicable and subject to the Company’s discretion, additional Advances pursuant to the SEPA.

The foregoing description of (i) the SEPA, (ii) the Promissory Notes, and (iii) the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which is attached hereto as Exhibit 10.1, (b) the Promissory Note evidencing the first tranche of the Pre-Paid Advance, which is attached hereto as Exhibit 10.2, and (c) the Registration Rights Agreement, which is attached hereto as Exhibit 10.3, respectively, and each are incorporated herein by reference.

12.0% Convertible Promissory Note

On January 29, 2026, the Company issued a convertible promissory note in the original principal amount of $3,300,000 (the “January 2026 12% Note”) to a trust controlled by Thurman J. Rodgers, the Company’s Chief Executive Officer and Executive Chairman.

The January 2026 12% Note bears a 12% interest rate. The January 2026 12% Note is a general unsecured obligation of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the January 2026 12% Note will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2026. The January 2026 12% Note is convertible at the option of the holder at any time prior to the payment of the payment of the principal amount of the January 2026 12% Note in full. Upon conversion of the January 2026 12% Note, the Company will satisfy its conversion obligation by delivering shares of Common Stock and paying cash in respect of any fractional shares.

The conversion rate of the January 2026 12% Note is initially equal to 540.5405 shares of Common Stock per $1,000 principal amount due under the January 2026 12% Note. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the January 2026 12% Note.

The Company may not redeem the January 2026 12% Note prior to July 5, 2026. The Company may redeem for cash all (but not less than all) of the January 2026 12% Note, at its option, (i) on or after July 5, 2026 and prior to July 1, 2027, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the January 2026 12% Note then in effect and (ii) on or after July 5, 2027 and prior to the maturity date for the January 2026 12% Note if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the January 2026 12% Note then in effect, in each case of (i) and (ii), for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the January 2026 12% Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the January 2026 12% Note.

If the Company undergoes a change of control (as defined in the January 2026 12% Note), then, subject to certain conditions and except as described in the January 2026 12% Note, the holder may require the Company to redeem for cash all (but not less than all) of January 2026 12% Note at a price equal to 100% of the principal amount of the January 2026 12% Note.

The January 2026 12% Note sets forth certain events of default after which the January 2026 12% Note may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the January 2026 12% Note becomes automatically due and payable. The following events are considered “events of default” under the January 2026 12% Note:

●	(i) any default in any payment of principal amount, change of control redemption amount or redemption price on the January 2026 12% Note when due and payable or (ii) any default in the payment of interest when due and payable and such failure to pay is not cured within 30 calendar days from the occurrence thereof;

●	failure to deliver, when required by the January 2026 12% Note, a change of control notice or notice of a change of control or an organic change;

●	default in the Company’s obligation to convert the January 2026 12% Note upon exercise of the conversion right with respect to the January 2026 12% Note if not cured within five business days after its occurrence;

●	the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument;

●	one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates, or any combination thereof, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; and

●	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, the January 2026 12% Note shall automatically become due and payable. If an event of default with respect to the January 2026 12% Note, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, a holder may at its option declare the January 2026 12% Note to be immediately due and payable.

A copy of the January 2026 12% Note is attached hereto as Exhibit 4.1 and is incorporated herein by reference (and the foregoing description of the January 2026 12% Note is qualified in its entirety by reference to such exhibit).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Notes and the January 2026 12% Note is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

SEPA Transaction

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the Investor pursuant to the SEPA, including any shares to be issued in connection with an Advance Notice, or the Commitment Shares, and relating to the issuance of the Promissory Notes (and the shares of Common Stock issuable upon conversion of the Promissory Notes), is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock and the issuance of the Promissory Notes pursuant to the SEPA was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

January 2026 12% Note

The Company issued the January 2026 12% Note in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The January 2026 12% Note and the shares of Common Stock issuable upon conversion of the January 2026 12% Note, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of Common Stock are issued upon conversion of the January 2026 12% Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the January 2026 12% Note and any resulting issuance of shares of Common Stock. A maximum of 1,783,783 shares of Common Stock may be issued upon conversion of the $3,300,000 principal amount of the January 2026 12% Note based on the conversion rate of 540.5405 shares of Common Stock per $1,000 principal amount of the January 2026 12% Note, which is subject to customary anti-dilution adjustment provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Convertible Promissory Note dated January 29, 2026.
10.1	Standby Equity Purchase Agreement, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD.+ *
10.2	Convertible Promissory Note, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD. + *
10.3	Registration Rights Agreement, dated January 27, 2026, between SunPower Inc. and YA II PN, LTD.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*	Portions of this exhibit are redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: January 30, 2026	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer